UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 1, 2010 the Board of Directors of Cathay Bank (the “Bank”), the wholly owned subsidiary of Cathay General Bancorp (the “Company”), entered into a memorandum of understanding with the California Department of Financial Institutions (“DFI”) and the Federal Deposit Insurance Corporation (“FDIC”) by which the Bank informally agreed to undertake certain steps to strengthen its operations. Among the provisions of the memorandum were: maintenance of management and a board acceptable to the DFI and FDIC and the approval by the DFI and FDIC of new executive management or board members; a plan to reduce commercial real estate concentrations; enhanced stress testing of the Bank’s loan portfolio; a strategic plan addressing improved profitability and capital ratios; a restriction on dividends from the Bank to the Company; a plan to improve asset quality, including the methodology for calculating the loss reserve allocation; a plan to reduce dependence on wholesale funding; and restrictions on new branches and business lines without prior approval. The plans will be adopted within specified time frames and must be acceptable to the regulators. The Bank will report its progress to the DFI and FDIC on a quarterly basis. The Company had previously entered into a comparable memorandum with the Federal Reserve Bank of San Francisco and believes that it is in compliance with that memorandum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 2010

CATHAY GENERAL BANCORP

By:	/s/ HENG W. CHEN
Heng W. Chen Executive Vice President and Chief Financial Officer